Exhibit 3.2

BYLAWS

OF

AERSALE CORPORATION

ARTICLE I

OFFICES

1.1Registered Office.  The registered office of AerSale Corporation (the “Company”) shall be the registered office named in the Certificate of Formation, subject to change upon such filings with the Secretary of State as may be required by law.

1.2.Other Offices.  The Company may also have offices at such other places, both within and without the State of Texas, as the Board of Directors of the Company (the “Board”) may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1Place of Meetings.  Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Texas, as shall be designated from time to time by the Board.   The Board may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Texas Business Organizations Code (the “TBOC”).

2.2.Annual Meetings.  Annual meetings of shareholders shall be held on such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.3.Special Meetings.

(i)Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation of the Company (the “Certificate of Formation”), may be called by the Board, the Chairman of the Board, the Chief Executive Officer, the President, or shareholders holding at least 50% of the Company’s then outstanding shares of capital stock entitled to vote at such special meeting, such voting power to be calculated and determined in the manner specified, and with any limitations as may be set forth, in these Bylaws. Subject to the rights of the holders of any shares of preferred stock, special meetings of shareholders may not be called by any other person or persons. To the extent permitted under the TBOC, the Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the shareholders.

(ii)The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the special meeting pursuant to the notice of a special meeting. Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

2.4Advance Notice Procedures.

(i)	Annual Meetings of Shareholders.
a.

Nominations of persons for election to the Board or the proposal of other business to be transacted by the shareholders at an annual meeting of shareholders may be made only (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board; or (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any shareholder of the Company who (A) is a shareholder of record at the time of giving of the notice contemplated by Section 2.4(i)(b); (B) is a shareholder of record on the record date for the determination of shareholders entitled to notice of the annual meeting; (C) is a shareholder of record on the record date for the determination of shareholders entitled to vote at the annual meeting (if such date is different from the record date for determining shareholders entitled to notice of the meeting); (D) is a shareholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(i).

b.

For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to clause (4) of Section 2.4(i)(a), the shareholder must have given timely notice in writing to the Secretary of the Company and any such nomination or proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the one hundred twentieth (120th) day and no later than 5:00 p.m., local time, on the ninetieth (90th) day prior to the day of the first anniversary of the preceding year’s annual meeting of shareholders. However, if no annual meeting of shareholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the Secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the one hundred twentieth (120th) day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the tenth (10th) day following the day on which Official Notice of the date of the annual meeting was first given by the Company. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. If the number of directors to be elected to the Board is increased and there is no Official Notice naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days before the last day that a shareholder may deliver a notice of nomination pursuant to the foregoing provisions, then a shareholder’s notice required by this Section 2.4(i)(b) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company no later than 5:00 p.m., local time, on the tenth (10th) day following the day on which such Official Notice is first given. “Official Notice” means disclosure in a press release, by notice in writing or electronic transmission disseminated by or at the direction of the Company to all shareholders entitled to notice of shareholder meetings, or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission.

c.	A shareholder’s notice to the Secretary must set forth:
i.	as to each person whom the shareholder proposes to nominate for election as a director:
1.

such person’s name, age, business address, residence address and principal occupation or employment; the class and number of shares of the Company that are held of record or are beneficially owned by such person and a description of any Derivative Instruments (defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person; and all information relating to such person that would be required to be disclosed in solicitations of proxies for the contested election of directors of publicly traded corporations (even if a contested election is not involved), or otherwise would be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or applicable law;

2.

such person’s written consent to being named in such shareholder’s proxy statement as a nominee of such shareholder, to being named in the Company’s form of proxy pursuant to Rule 14a-19 under the 1934 Act, and to serving as a director of the Company if elected;

3.

a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three (3) years, with any person or entity other than the Company (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (a “Third-Party Compensation Arrangement”); and

4.

a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand;

ii.	as to any other business that the shareholder proposes to bring before the annual meeting:
1.	a brief description of the business desired to be brought before the annual meeting;
2.

the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws or the Certificate of Formation);

3.	the reasons for conducting such business at the annual meeting;
4.

any material interest in such business of such shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and

5.

a description of all agreements, arrangements and understandings between such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

iii.	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
1.	the name and address of such shareholder (as they appear on the Company’s books), of such beneficial owner and of their respective affiliates or associates or others acting in concert with them;
2.

for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

3.

a description of any agreement, arrangement or understanding between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;

4.

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities (any of the foregoing, a “Derivative Instrument”), or any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities;

5.

any rights to dividends on the Company’s securities owned beneficially by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, that are separated or separable from the underlying security;

6.

any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

7.

any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;

8.

any significant equity interests or any Derivative Instruments in any principal competitor of the Company that are held by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

9.

any direct or indirect interest of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including any employment agreement, collective bargaining agreement or consulting agreement);

10.

a representation and undertaking that the shareholder is a holder of record of stock of the Company as of the date of submission of the shareholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

11.

a representation and undertaking that such shareholder or any such beneficial owner intends, or is part of a group that intends, to (x) deliver a proxy statement or other proxy solicitation material or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee, which representation and undertaking must include a statement as to whether such shareholder or any such beneficial owner intends to solicit the requisite percentage of the voting power of the Company’s stock under Rule 14a-19 under the 1934 Act; or (y) otherwise solicit proxies from shareholders in support of such proposal or nomination;

12.

any other information relating to such shareholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing that would be required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act if the Company were publicly traded; and

13.	such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for shareholder action.
d.

In addition to the requirements of this Section 2.4, to be timely, a shareholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented, if necessary, (1) so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the shareholders entitled to notice of, and to vote at, the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, rescheduling or postponement thereof and (2) to provide any additional information that the Company may reasonably request. Such update and supplement or additional information, if applicable, must be received by the Secretary at the principal executive offices of the Company, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the Company or, in the case of an update or supplement of any information, not later than five (5) business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of eight (10) business days prior to the meeting or any adjournment, rescheduling or postponement thereof). The failure to timely provide such update, supplement or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.

(ii)

Special Meetings of Shareholders.  Except to the extent required by the TBOC, and subject to Section 2.3, special meetings of shareholders may be called only in accordance with the Certificate of Formation and these Bylaws. Only such business will be conducted at a special meeting of shareholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board at such special meeting may be made by any shareholder who (i) is a shareholder of record at the time of giving of the notice contemplated by this Section 2.4(ii); (ii) is a shareholder of record on the record date for the determination of shareholders entitled to notice of the special meeting; (iii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at the special meeting; (iv) is a shareholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(ii). For nominations to be properly brought by a shareholder before a special meeting pursuant to this Section 2.4(ii), the shareholder’s notice must be received by the Secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the one hundred twentieth (120th) day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which Official Notice of the date of the special meeting was first given. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice. A shareholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii).

(iii)	Other Requirements.
a.

To be eligible to be a nominee by any shareholder for election as a director of the Company at a meeting of shareholders, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(i)(b) or Section 2.4(i):

i.

a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating shareholder, which form will be provided by the Secretary within ten (10) days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company;

ii.a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

iii.a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

iv.a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time; and

v.a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board.

b.

At the request of the Board, any person nominated by the Board for election as a director must furnish to the Secretary the information that is required to be set forth in a shareholder’s notice of nomination that pertains to such nominee.

c.

No person will be eligible to be nominated by a shareholder for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.4. No business proposed by a shareholder will be conducted at a shareholder meeting except in accordance with this Section 2.4.

d.

The chairperson of the applicable meeting of shareholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.

e.

Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 2.4, (1) to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting and (2) “principal executive offices” shall mean the address for the Company’s principal executive offices as set forth on the cover page of its most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, as such address may be updated by any subsequent report filed with the U.S. Securities and Exchange Commission or other public announcement by the Company.

f.

Without limiting this Section 2.4, a shareholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these Bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(i)(a) and with Section 2.4(ii) are the exclusive means for a shareholder to make nominations or submit other business (other than as provided in Section 2.4(iii)(g)).

Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these Bylaws with respect to the proposal of any business (other than nominations) pursuant to this Section 2.4 will be deemed to be satisfied by a shareholder if (1) such shareholder has submitted a proposal to the Company in compliance with Rule 14a-8 under the 1934 Act; and (2) such shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of shareholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these Bylaws will be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal.

2.5Notice of Shareholders’ Meetings.  Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the TBOC, the Certificate of Formation or these Bylaws, the notice of any meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting.

Notwithstanding the preceding paragraph, notice of a shareholder meeting regarding a “fundamental business transaction” (as defined in Section 1.002 of the TBOC) must be given to each shareholder of the Company not later than twenty-one (21) days prior to such meeting, regardless of whether the shareholder is entitled to vote on the matter, in accordance with the TBOC.

2.6Adjournments.  Any meeting of the shareholders may be adjourned from time to time to reconvene at the same or some other place (if any), and notice need not be given of any such adjourned meeting if the time, place (if any), and the means of remote communication (if any) by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting in accordance with the requirements of Section 2.4 of this Article II shall be given to each shareholder of record entitled to vote at the meeting.  If, after the adjournment, a new record date for determination of shareholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining shareholders entitled to notice of the adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each shareholder of record as of the record date so fixed for notice of the adjourned meeting.

2.7Quorum.  Unless otherwise required by applicable law, the Certificate of Formation, or these Bylaws, at each meeting of shareholders the presence in person or by proxy of the holders of shares of capital stock having a majority of the votes which could be cast by the holders of all issued and outstanding shares of capital stock of the Company entitled to vote at the meeting shall constitute a quorum for the transaction of business.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, including, to the fullest extent permitted by law, at any adjournment thereof (unless a new record date is fixed for the adjourned meeting).

If a quorum is not present or represented at any meeting of the shareholders, then either (i) the chairperson of the meeting, or (ii) the holders of a majority of the voting power of the shares entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.5 of this Article II without notice other than announcement at the meeting, until a quorum is present or represented.

2.8Organization.  Meetings of shareholders shall be presided over by the Chairman of the Board or, in his or her absence, by the Chief Executive Officer or, in his or her absence, by the President or, in his or her absence, by a Vice President or, in the absence of the foregoing persons, by a chairman designated by the Board or, in the absence of such designation, by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.9Voting.  Unless otherwise provided in the Certificate of Formation, and subject to Section 12(a) of this Article II, each shareholder represented at a meeting of the shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such shareholder.  Such votes may be cast in person or by proxy as provided in Section 9 of this Article II.  Voting at meetings of shareholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election, unless (in either case) so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of issued and outstanding shares of capital stock entitled to vote that are present in person or by proxy at the meeting.  If authorized by the Board, any requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, if any such electronic transmission sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxy holder.  Except as otherwise required by law, the Certificate of Formation, or these Bylaws, (i) in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting that are entitled to vote on the subject matter shall be the act of the shareholders, and (ii) directors shall be elected to the Board if the number of votes cast “for” such nominee’s election exceed the number of votes cast “against” such nominee’s election, excluding abstentions; provided that directors are elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected at such meeting.

2.10Proxies.

(i)Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy authorized by a document or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 21.368, 21.369 and 21.370 of the TBOC.

(ii)Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.11Action Without Meeting.  Except as otherwise provided by the TBOC, any action required by the TBOC to be taken at any annual or special meeting of shareholders of the Company, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting in which each holder entitled to vote thereon is present and votes. An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxy holder, or by a person or persons authorized to act for a shareholder or proxy holder, shall be deemed written, signed, and dated for the purposes of the preceding sentence, so long as such electronic transmission sets forth or is delivered with information from which the Company can determine that the electronic transmission was transmitted by the shareholder or proxy holder, or by a person or persons authorized to act for the shareholder or proxy holder, and the date on which such shareholder or proxy holder or authorized person or persons transmitted the electronic transmission.  If the Board is soliciting the written consent of shareholders of the Company, an electronic transmission of a written consent by or on behalf of a shareholder pursuant to that solicitation may be delivered to the President or the Secretary of the Company or a person designated by the President or the Secretary of the Company.  The President or the Secretary of the Company, or the designee of either of them, shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted in the corporate records of the Company.

2.12List of Shareholders Entitled to Vote.  Not later than the eleventh (11th) day before the date of each meeting of the shareholders of the Company, an officer or agent having charge of the Company’s stock transfer records shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment or postponement thereof showing the address and the type and number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal executive office of the Company and shall be subject to inspection by any shareholder at any time during regular business hours for a period of at least ten (10) days prior to such meeting. Alternatively, the list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to shareholders of the

Company. Except as otherwise provided by law, the Company may maintain and authorize examination of the list of shareholders in any manner expressly permitted by the TBOC at the time.

2.13Record Date.

(a)In order that the Company may determine the shareholders entitled to notice of any meeting of the shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall (unless otherwise required by law) not be more than 60 nor less than 10 days before the date of such meeting.  If the Board so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, that the Board may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance herewith at the adjourned meeting.

(b)In order that the Company may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be determined in accordance with Sections 6.101 and 6.201 of the TBOC; provided, however, that if no record date is otherwise determinable under the TBOC, the record date shall be the close of business on the day immediately preceding the day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Company. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.14Conduct of Meetings.  The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include (without limitation) the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.  Except to the extent determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be conducted in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

3.1Duties and Powers.  The business and affairs of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by the TBOC, the Certificate of Formation, or these Bylaws required to be exercised or done by the shareholders.

3.2Election, Number and Term.  The Board shall initially consist of the person or persons named as director or directors in the Certificate of Formation, and such director or directors shall hold office until the first annual meeting of shareholders or until his, her or their successor is duly elected and qualified.  At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect one or more directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification, or removal.  The number of directors serving on the Board shall be fixed from time to time by resolution of the Board, but shall in no event consist of less than one director.  Directors shall be elected at each annual meeting of the shareholders, and each director shall be elected to serve until his or her successor shall be elected and shall qualify.  Directors need not be shareholders.

3.3Vacancies.  Unless otherwise provided in the Certificate of Formation or these Bylaws, subject to the rights of holders of any series of preferred stock with respect to the election of directors, and except as otherwise provided in the TBOC, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled solely and exclusively by a majority vote of the remaining members of the Board of Directors, even if less than a quorum, or by a sole remaining director (and not by shareholders). A person so elected or appointed to fill a vacancy or newly created directorship shall hold office until the next annual meeting of shareholders and until his or her successor shall be duly elected and qualified.

3.4Meetings.  The Board may hold meetings, both regular and special, either within or without the State of Texas.  Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board.  Special meetings of the Board may be called by the Chairman of the Board, if there be one, the President, or any two or more directors or by one director in the event that there is only a single director in office.  Notice of any special meeting, stating the place, date, and hour of the meeting, shall be given to each director (i) in person or by telephone, or by prepaid courier, by telecopy, or by electronic transmission to the director’s business, home, or electronic-mail address in the Company’s records at least 24 hours before the meeting, or (ii) by first-class, postage-prepaid mail to the director’s business or home address in the Company’s records at least four days before the meeting.

3.5Organization.  At each meeting of the Board, the Chairman of the Board or, in his or her absence, a director chosen by a majority of the directors present shall act as chairman of the meeting.  The Secretary of the Company shall act as secretary at each meeting of the Board.  If, however, the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

3.6Quorum.  Except as otherwise required by law or the Certificate of Formation, at all meetings of the Board, (i) the directors entitled to cast a majority of the votes of the entire Board shall constitute a quorum for the transaction of business, and (ii) a majority of the votes entitled to be cast by the directors present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

3.7Actions of the Board by Written Consent.  Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.8Meetings by Means of Conference Telephone.  Unless otherwise provided in the Certificate of Formation or these Bylaws, members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

3.9Fees and Compensation of Directors.  Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.10Resignations and Removals of Directors.  Any director of the Company may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary of the Company. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.  Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Company then outstanding with respect to the election of directors, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.

ARTICLE IV

COMMITTEES

4.1Committees of Directors.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. In the event a member or members of a committee abstain or are disqualified from a vote, the majority vote of the member or members thereof not abstaining or disqualified from voting, whether or not such member or members constitute a quorum, shall be the act of such committee. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of formation, except to (x) establish series of shares, (y) increase or decrease the number of shares in a series or (z) eliminate a series of shares as authorized by Section 21.155 of the TBOC, (ii) propose a reduction of stated capital under Sections 21.253 and 21.254 of the TBOC, (iii) approve a plan of merger, share exchange, or conversion of the Company, (iv) recommend to shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Company not made in the usual and regular course of its business, (v) recommend to the shareholders a voluntary winding up and termination or a revocation of a voluntary winding up and termination, (vi) amend, alter or repeal the bylaws or adopt new bylaws, (vii) fill vacancies on the Board, (viii) fill vacancies on or designate alternate members of a committee of the Board, (ix) fill a vacancy to be filled because of an increase in the number of directors, (x) elect or remove officers of the Company or members or alternate members of a committee of the Board, (xi) set the compensation of the members or alternate members of a committee of the Board or (xii) alter or repeal a resolution of the Board that states that it may not be amended or repealed by a committee of the Board.

4.2Committee Minutes.  Each committee and subcommittee shall keep regular minutes of its meetings and report the same to the Board, or the committee, when required.

4.3Meetings and Actions of Committees.  A majority of the directors then serving on a committee or subcommittee shall constitute a quorum for the transaction of business by the committee or subcommittee, unless the Certificate of Formation, these Bylaws, a resolution of the Board or a resolution of a committee that created the subcommittee requires a greater or lesser number; provided that in no case shall a quorum be less than 1/3 of the directors then serving on the committee or subcommittee. The vote of the majority of the members of a committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee, unless the Certificate of Formation, these Bylaws, a resolution of the Board or a resolution of a committee that created the subcommittee requires a greater number. Meetings and actions of committees and subcommittees shall otherwise be governed by, and held and taken in accordance with, the provisions of:

(i)	Section 3.4 (Meetings);
(ii)	Section 3.5 (Organization);
(iii)	Section 3.6 (Quorum);
(iv)	Section 3.7 (Actions of the Board by Written Consent);
(v)	Section 3.8 (Meetings by Means of Conference Telephone); and
(vi)	Section 7.2 (Waiver of Notice),

with such changes in the context of these Bylaws as are necessary to substitute the committee or subcommittee and its members for the Board and its members. However:

(i)the time and place of regular meetings of committees and subcommittees may be determined either by resolution of the Board or by resolution of the committee or subcommittee;

(ii)special meetings of committees and subcommittees may also be called by resolution of the Board or the committee or subcommittee; and

(iii)notice of special meetings of committees and subcommittees shall also be given to all alternate members, as applicable, who shall have the right to attend all meetings of the committee or subcommittee. The Board, or, in the absence of any such action by the Board, the committee or subcommittee, may adopt rules for the government of any committee or subcommittee not inconsistent with the provision of these Bylaws.

Any provision in the Certificate of Formation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the Certificate of Formation or these Bylaws.

4.4Subcommittees.  Unless otherwise provided in the Certificate of Formation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V

OFFICERS

5.1General.  The officers of the Company shall be chosen by the Board and shall be a President, a Secretary, and a Treasurer.  The Board, in its discretion, also may choose a Chairman of the Board, who must be a director, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Formation, or these Bylaws.  The officers of the Company need not be shareholders of the Company, nor, except in the case of the Chairman of the Board, need such officers be directors of the Company.

5.2Election.  The Board, at its first meeting held after each annual meeting of shareholders (or action by written consent of shareholders in lieu of the annual meeting of shareholders), shall elect the officers of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board; and each officer of the Company shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation, disqualification, or removal.  Any vacancy occurring in any office of the Company that is elected by the Board shall be filled by the Board.  The compensation of all officers of the Company who are elected by the Board shall be fixed or approved by the Board.  The Board may also empower or authorize the Chief Executive Officer or (if different) the President to appoint such other subordinate officers and agents of the Company as the business of the Company may require.  The Chief Executive Officer or (if different) the President will report to the Board the names and titles of any such subordinate officers appointed by him or her.  Unless the Board otherwise determines, the Chief Executive Officer or (if different) the President appointing any such subordinate officer may fix that subordinate officer’s compensation and may remove that appointed officer at any time, with or without cause.

5.3Voting Securities Owned by the Company.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the President or any Vice President or any other officer authorized to do so by the Board, and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present.  The Board may, by resolution, from time to time confer like powers upon any other person or persons.

5.4Chairman of the Board.  The Chairman of the Board, if there be one, shall preside at all meetings of the shareholders and of the Board, shall have the authority to sign stock certificates of the Company, and shall perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board.  The Chairman of the Board may, but need not be, an employee or an officer of the Company.  The Board may, if it chooses, designate the Chairman of the Board as the Chief Executive Officer of the Company.

5.5President.  Unless the Board otherwise determines (including, without limitation, by election or designation of another Chief Executive Officer), the President shall be the Chief Executive Officer of the Company.  As such Chief Executive Officer, the President shall, subject to the control of the Board and, if there be one, the Chairman of the Board, have general supervision of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.  If the President is not the Chief Executive Officer, he or she shall be the Chief Operating Officer of the Company, with the general responsibility for the management and control of the operations of the Company.   The President shall execute all bonds, mortgages, contracts and other instruments of the Company, under the seal of the Company (if required), except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by these Bylaws, the Board, or the President.  In the absence or disability of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the shareholders and, if the President is also a director, the Board.  If, however, the Board shall designate another officer to be the Chief Executive Officer of the Company, then the President shall report to the Chief Executive Officer and perform such duties and have such powers as the Chief Executive Officer may from time to time prescribe.  The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.

5.6Vice Presidents.  At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as the Board, the Chief Executive Officer, or the President from time to time may prescribe.  If there be no Chairman of the Board and no Vice President, the Board shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

5.7Secretary.  The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board when required.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board (if there be one) or the President, under whose supervision the Secretary shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board, and if there be no Assistant Secretary, then either the Board or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Company, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Company and to attest to the affixing by such officer’s signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

5.8Treasurer.  The Treasurer shall have the custody of or responsibility for the corporate funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all transactions as Treasurer and of the financial condition of the Company.  If required by the Board, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Company, in case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Company.

5.9Assistant Secretaries.  Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the President, any Vice President, if there be one, or the Secretary and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

5.10Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the President, any Vice President, if there be one, or the Treasurer and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Company, in case of the Assistant Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Company.

5.11Other Officers.  Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board.  The Board may delegate to the Chief Executive Officer or the President the power to choose such other officers and to prescribe their respective duties and powers, but such persons shall not be deemed officers of the Company unless elected by the Board.

5.12Removal and Resignation.  Any officer of the Company may be removed as such, with or without cause, by the Board at any time or, except in the case of an officer elected by the Board, by any other officer upon whom such power of removal may be conferred by the Board.  Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Any such removal or resignation shall be without prejudice to the rights, if any, of the officer or the Company under any contract to which such officer is a party.

ARTICLE VI

STOCK

6.1Stock Certificates; No Partly Paid Shares.  The shares of the Company shall be uncertificated, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Unless otherwise provided by resolution of the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form. The Company may not issue the whole or any part of its shares as partly paid.

6.2Special Designation on Certificates.  If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 3.202 of the TBOC, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Section 3.205 of the TBOC or with respect to this Section 6.2 a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights..

6.3Lost Certificates.  Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4Dividend Record Date.  In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

6.5Transfer and Registry Agents.  The Company may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

ARTICLE VII

NOTICES

7.1Notices.  Whenever written notice is required by law, the Certificate of Formation, or these Bylaws to be given to any director, member of a committee, or shareholder, such notice may be given by mail, addressed to such director, member of a committee, or shareholder, at such person’s address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with a nationally recognized overnight courier service.

7.2Waivers of Notice.  Whenever any notice is required by applicable law, the Certificate of Formation, or these Bylaws to be given to any director, member of a committee, or shareholder, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which the notice is to be given, shall be deemed equivalent to notice.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Formation or these Bylaws.

ARTICLE VIII

GENERAL PROVISIONS

8.1Distributions. Subject to the limitations prescribed by law and the provisions of the Certificate of Formation relating thereto, if any, the Board may authorize and the Company may make distributions out of assets legally available for such distributions to such extent as the Board may deem advisable.  Distributions may be paid in cash or other property or in shares of the Company’s capital stock.  Before payment of any distribution, there may be set aside out of any surplus or net profits of the Company such sum or sums as the Board from time to time, in its absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for any other proper purpose, and the Board may modify or abolish any such reserve in its absolute discretion.

8.2Disbursements.  All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

8.3Fiscal Year.  The fiscal year of the Company shall be fixed by resolution of the Board.

8.4Corporate Seal.  The Company may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.5Certificate of Formation.  All references in these Bylaws to the “Certificate of Formation” shall be deemed to refer to the Certificate of Formation of the Company, as amended or restated and in effect from time to time.

8.6Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of these Bylaws.

8.7Forum Selection.  Unless the Company consents in writing to the selection of an alternative forum, the Texas Business Court in the First Division of the Texas Business Court (or, if the Texas Business Court does not have jurisdiction, the federal district court for the Eastern District of Texas, Sherman Division or the state district court of Denton County, Texas or another state court in Texas, provided, however, and for purposes of clarity, any suit, action or other proceeding shall only be brought before a state court in Denton County, Texas, to the extent and only to the extent that the Texas Business Court and the Federal Court do not have jurisdiction over the same) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, shareholder, officer or other employee of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim against the Company or any current or former director, officer or other employee of the Company arising pursuant to any provision of the TBOC or the Certificate of Formation or these Bylaws (as each may be amended from time to time), (d) any action asserting an “internal entity claim” (as defined in Section 2.115 of the TBOC) or (e) any other action or proceeding in which the Texas Business Court has jurisdiction, except for, as to each of (a) through (e) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction. For the avoidance of doubt, nothing contained in this first paragraph of Section 8.7 of this Article VIII shall apply to any action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the 1934 Act or any successor thereto.

8.8Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Formation, the TBOC, or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency, but shall otherwise be given full force and effect.

ARTICLE IX

INDEMNIFICATION

9.1Indemnification of Directors and Officers in Third Party Proceedings.  Subject to the other provisions of this Article IX, the Company shall indemnify, to the fullest extent permitted by the TBOC, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

9.2Indemnification of Directors and Officers in Actions by or in the Right of the Company.  Subject to the other provisions of this Article IX, the Company shall indemnify, to the fullest extent permitted by the TBOC, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

9.3Successful Defense.  To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 9.1 or Section 9.2 of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

9.4Indemnification of Others.  Subject to the other provisions of this Article IX, the Company shall have power to indemnify its employees and agents to the extent not prohibited by the TBOC or other applicable law. The Board shall have the power to delegate to any person or persons the determination of whether employees or agents shall be indemnified.

9.5Advanced Payment of Expenses.  Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses and any documentation as may be required by the TBOC) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article IX or the TBOC. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 9.6(ii) or Section 9.6(iii) of these Bylaws prior to a determination that the person is not entitled to be indemnified by the Company.

9.6Limitation on Indemnification.  Subject to the requirements in Section 9.3 of these Bylaws and the TBOC, the Company shall not be obligated to indemnify any person pursuant to this Article IX in connection with any Proceeding (or any part of any Proceeding):

(i)for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (c) otherwise required to be made under Section 9.7 of these Bylaws or (d) otherwise required by applicable law; or

(v)if prohibited by applicable law.

9.7Determination; Claim.  If a claim for indemnification or advancement of expenses under this Article IX is not paid by the Company or on its behalf within ninety (90) days after receipt by the Company of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the Company shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article IX, to the extent such person is successful in such action. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

9.8Non-Exclusivity of Rights.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Formation or any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the TBOC or other applicable law.

9.9Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the TBOC.

9.10Survival.  The rights to indemnification and advancement of expenses conferred by this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.11Effect of Repeal or Modification.  A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Formation or a bylaw shall not be eliminated or impaired by an amendment to the Certificate of Formation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

9.12Certain Definitions.  For purposes of this Article IX, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article IX.

ARTICLE X

AMENDMENTS

10.1By the Board of Directors.  These Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted, by the Board.

10.2By the Shareholders.  These Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted, at any special meeting of the shareholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, as provided in the Certificate of Formation.